Exhibit 99

RESIDEO TECHNOLOGIES DELIVERS STRONG FIRST QUARTER 2019

Revenue, Adjusted EBITDA and EPS Exceeding Expectations

First Quarter Highlights

•	Net Revenue of $1,216 million, up 4% on a GAAP basis and 7% on a constant currency basis

•	Adjusted EBITDA of $92 million; $127 million excluding Honeywell reimbursement agreement payments

•	GAAP Net Income of $48 million; Adjusted Net Income of $36 million; Adjusted Net Income of $71 million excluding Honeywell reimbursement agreement payments

•	GAAP EPS of $0.39; Adjusted EPS of $0.29

•	$50 million cost reduction program on track with $10 million in potential savings expected to be realized in 2019

•	Reiterating the full-year 2019 guidance for revenue growth of 2-5% and Adjusted EBITDA of $410 - $430 million at the upper end of the range

AUSTIN, Texas, May 8, 2019 – Resideo Technologies, Inc. (NYSE: REZI) reported first-quarter financial results for the quarter ended March 31, 2019. The company reported Net Revenue of $1,216 million, Adjusted EBITDA of $92 million and adjusted basic and diluted earnings per share of $0.29.

“We’re off to a great start in 2019 with strong Q1 revenue performance in both our Global Distribution and Products & Solutions businesses. In Q1, our in-house innovation shined with the launch and strong sales volumes of our next generation pro security platform,” said Mike Nefkens, president and CEO of Resideo. “In addition, we acquired Buoy Labs, expanding our pro offerings into water leak detection, a critical segment in whole home solutions. I’m proud of the progress we’ve made in executing both our investment plans and cost reduction programs, and I am confident we are driving significant value creation as we execute on our growth strategy.”

First-Quarter Performance

Net revenue for the first quarter was up 4% on a GAAP basis and up 7% on a constant currency basis. First quarter net income was $48 million on a GAAP basis, $36 million on an adjusted basis, and $71 million adjusted excluding the Honeywell reimbursement agreement payments. Adjusted EBITDA was $92 million, or $127 million excluding the Honeywell reimbursement agreement payments.

Products & Solutions revenue increased by 5% on a GAAP basis, and 8% on a constant currency basis. Security demonstrated strong growth, led by the launch of the next generation residential security platform. New leadership for the global integrated supply chain drove improvements that allowed the company to begin overcoming a number of spin headwinds in manufacturing.

In March, the company acquired Buoy Labs, reflecting its commitment to identify and execute on tuck-in acquisitions in key adjacencies. The Buoy product is an innovative Wi-Fi enabled solution that tracks and manages water usage in the home. Buoy integrates smart software and hardware that identifies and helps consumers prevent potential leaks through its subscription-based app services. Buoy can shut off the water in the event of a leak, saving the homeowner from the cost of water damage.

At the Consumer Electronics Show in January, Resideo announced its Honeywell Home™ T-Series Smart Thermostats – the T9 and T10 Pro – which feature wireless smart room sensors. Resideo offerings won multiple awards at CES, including a Consumer Technology Association award, and earned mentions in multiple “top pick” and “best of CES” coverage. In the first quarter, Resideo also announced the Honeywell Home™ SiXCOMBO detector, its first ever, two-way professionally installed and monitored wireless combination smoke, heat and carbon monoxide detector.

Resideo’s new next-generation pro series security platform began rollout in Q1. This revolutionary platform delivers both entry-level security protection and scales to a fully integrated smart home security solution. It features new self-contained wireless panels, advanced encrypted sensing, and offers dealers one system for easy installation and support. The expanded lines of sensors and life safety devices are interchangeable across the entire platform to help reduce inventory and training cost, and user replaceable parts provide added convenience for consumers. Q1 was a strong quarter for Products & Solutions, demonstrating both core business innovation and global growth.

Global Distribution revenue for the quarter increased by 4% on a GAAP basis, and 6% on a constant currency basis. Segment performance was driven by solid organic growth in the Americas and EMEA regions, and was partially impacted by one fewer selling day year over year. Segment Adjusted EBITDA increased by 12%, primarily driven by higher sales volumes and productivity.

The company’s ADI Global Distribution business achieved growth in the quarter driven by the Security and Life Safety product categories, as well as through expansion of its Professional A/V growth initiative. ADI also added to its product offering, notably announcing a distribution agreement with Paxton, a leading access control provider. ADI is also winning high-value new business among security integrators throughout North America.

ADI has recently received numerous awards from vendor partners, including Digital Watchdog, Hanwha, and Luxul, among others, and also was recognized within the industry for training program excellence, winning CE Pro’s Quest for Quality award.

Guidance and cash flow generation

For the quarter, as expected, the company used $10 million in cash for operations. Uses of cash were primarily driven by investment in inventory to support new product offerings and expand offerings in Global Distribution.

Total debt decreased to $1,196 million, and liquidity is supported by a $350 million revolving credit facility, under which no amounts were outstanding as of the quarter end.

Looking ahead to the second quarter, the company’s investment programs, which have already begun and are on track, are expected to accelerate – particularly with its new comfort platform and supporting digital programs. The company continues to anticipate its EBITDA profile will be 40% weighted to the first half of 2019 and 60% weighted to the back half of the year as the company also executes on its cost reduction program.

“As we invest in the business for growth, we are pleased with our cash generation. We remain disciplined in our approach to cash management, exiting the first quarter with zero drawn on our $350 million revolver,” said Joe Ragan, executive vice president and chief financial officer. “We are on track with our previously announced cost reduction program and expect $50 million in annualized savings by 2020. With continued confidence in our ability to execute and positive first-quarter results, we are reiterating our full-year 2019 guidance to reflect revenue growth of 2-5% and Adjusted EBITDA at the upper end of the range of $410 to $430 million.”

Table 1: Summary of Financial Results – Segment

($ millions)

	1Q 2018	1Q 2019	% Change
Products & Solutions
Revenue (1)	523	551	0.053537285
Constant Currency (Non-GAAP)			0.08
Segment Adjusted EBITDA (2)(3)	117	81	-0.30769231
Global Distribution
Revenue	642	665	0.035825545
Constant Currency (Non-GAAP)			0.06
Segment Adjusted EBITDA (2)(3)	41	46	0.12195122
Total Company
Revenue	1,165	1,216	4%
Constant Currency (Non-GAAP)			7%
Adjusted EBITDA (Non-GAAP) (4)	126	92	-27%

1)

Represents Product and Solution’s revenue, net of intersegment revenue of $71 million and $79 million for the three months ended March 31, 2019 and March 31, 2018, respectively. Global Distribution does not have any intersegment revenue.

2)	Excludes $3 million of estimated stand-alone costs for the three months ended March 31, 2018, which is included in Adjusted EBITDA excluding Honeywell reimbursement agreement payments (Non-GAAP).
3)	Table 7 includes a Reconciliation of Net Income before taxes to Segment Adjusted EBITDA.
4)	Table 6 includes a Reconciliation of Net Income to Adjusted EBITDA.

Conference Call

Resideo will hold a conference call with investors on May 9, 2019, at 8:30 a.m. EDT. To participate in the conference call, please dial 888-599-8688 (domestic) or +1-856-344-9282 (international) approximately 10 minutes before it starts. Please mention to the operator that you are dialing in for Resideo’s first quarter 2019 earnings call or provide the conference code 355941. A replay of the conference call will be available from 12:30 p.m. EDT, May 9, until 12:30 p.m. EDT, May 16, by dialing 888-203-1112 (domestic) or +1-719-457-0820 (international). The access code is 355941.

A real-time audio webcast of the presentation can be accessed at https://investor.resideo.com, where related materials will be posted prior to the presentation, and a replay of the webcast will be available for 30 days following the presentation.

About Resideo

Resideo is a leading global provider of critical comfort and security solutions primarily in residential environments and distributor of low-voltage electronic and security products. Building on a 130-year heritage, Resideo has a presence in more than 150 million homes, with 15 million systems installed in homes each year. We continue to serve more than 110,000 contractors through leading distributors, including our ADI Global Distribution business, which exports to more than 100 countries from more than 200 stocking locations around the world. Resideo is a $4.8 billion company with approximately 13,000 global employees. For more information about Resideo, please visit www.resideo.com.

The Honeywell Home trademark is used under a long-term license from Honeywell International Inc.

Contacts:
Media:	Investors:
Trent Perrotto	Michael Mercieca
(202) 834-6353	(512) 779-8646
trent.perrotto@resideo.com	michael.mercieca@resideo.com

Table 2: CONSOLIDATED AND COMBINED INTERIM STATEMENT OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
	2019	2018
	(Dollars in millions except per share data)
Net revenue	$1,216	$1,165
Cost of goods sold	903	822

Gross Profit	313	343

Selling, general and administrative expenses	228	212
Other (income) expense, net	(16)	52
Interest expense	17	—

	229	264
Income before taxes	84	79
Tax expense	36	34

Net income	$48	$45

Weighted Average Number of Common Shares Outstanding
Basic (in thousands)	122,570	122,499
Diluted (in thousands)	123,472	122,499
Earnings Per Share
Basic net income per share	$0.39	$0.37
Diluted net income per share	$0.39	$0.37

Table 3: CONSOLIDATED INTERIM BALANCE SHEET (UNAUDITED)

	March 31, 2019	December 31, 2018
	(Dollars in millions, shares in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$212	$265
Accounts receivables	838	821
Inventories	701	628
Other current assets	111	95

Total current assets	1,862	1,809

Property, plant and equipment – net	296	300
Goodwill	2,644	2,634
Other intangible assets - net	128	133
Other assets	214	96

Total assets	$5,144	$4,972

LIABILITIES
Current liabilities:
Accounts payable	$1,013	$964
Current maturities of long-term debt	22	22
Accrued liabilities	524	503

Total current liabilities	1,559	1,489

Long-term debt	1,174	1,179
Obligations payable to Honeywell	580	629
Other liabilities	239	142
EQUITY
Common stock, $0.001 par value, 700,000 shares authorized, 123,238 and 122,967 shares issued and 122,686 and 122,499 shares outstanding as of March 31, 2019 and December 31, 2018 respectively	—	—
Additional paid-in capital	1,727	1,720
Treasury stock, at cost	(2)	—
Retained Earnings	50	2
Accumulated other comprehensive (loss)	(183)	(189)

Total equity	1,592	1,533

Total liabilities and equity	$5,144	$4,972

Table 4: CONSOLIDATED AND COMBINED INTERIM STATEMENT OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31,
	2019	2018
	(Dollars in millions)
Cash flows from operating activities:
Net income	$48	$45
Adjustments to reconcile net income to net cash (used for) provided by operating activities:
Depreciation and Amortization	16	17
Stock compensation expense	7	4
Other noncash expense	3	8
Changes in assets and liabilities:
Accounts, notes and other receivables	(17)	51
Inventories	(72)	(10)
Other current assets	(16)	5
Other assets	(1)	(1)
Accounts payable	70	18
Accrued liabilities	(6)	(48)
Obligations payable to Honeywell	(49)	—
Other liabilities	7	37

Net cash (used for) provided by operating activities	(10)	126

Cash flows from investing activities:
Expenditures for property, plant, equipment and software	(15)	(16)
Cash paid for acquisitions, net of cash acquired	(6)	—
Proceeds received related to amounts due from related parties	—	7

Net cash used for investing activities	(21)	(9)

Cash flows from financing activities:
Repayment of long-term debt	(6)	—
Non-operating obligations paid to Honeywell, net	(15)	—
Tax payments related to stock vestings	(2)	—
Net decrease invested equity	—	(91)
Net cashflow used by cash pooling	—	(8)

Net cash used for financing activities	(23)	(99)

Effect of foreign exchange rate changes on cash and cash equivalents	1	1
Net (decrease) Increase in cash and cash equivalents	(53)	19
Cash and cash equivalents at beginning of period	265	56

Cash and cash equivalents at end of period	$212	$75

Table 5: RECONCILIATION OF NET INCOME (UNAUDITED) TO ADJUSTED NET INCOME (NON-GAAP)

	Three Months Ended March 31,
	2019	2018
	(Dollars in millions except per share data)
Net income (GAAP)	$48	$45
Environmental expense (1)	—	53
Honeywell reimbursement agreement gain (2)	(14)	—
Estimated stand-alone costs (3)	—	2
Stock compensation expense (4)	7	4
Repositioning charges	—	5
Other (5)	18	—
Income tax adjustments (6)	12	(3)

Adjusted Net Income excluding Honeywell reimbursement agreement payments (Non-GAAP)	71	106
Assumed cash payments related to Honeywell Reimbursement Agreement (7)	(35)	(35)

Adjusted Net Income (Non-GAAP)	$36	$71

Adjusted Earnings Per Share (Non-GAAP)
Basic adjusted net income per share (Non-GAAP)	$0.29	$0.58
Diluted adjusted net income per share (Non-GAAP)	$0.29	$0.58

(1)	Represents historical environmental expenses as reported under 100% carryover basis.
(2)	Represents gain recorded net of expenses, related to the Honeywell Reimbursement Agreement.
(3)	Represents the difference between our estimate of Selling, general and administrative costs as a stand-alone company and historical allocated costs.
(4)	Stock compensation expense adjustment includes only non-cash expenses.
(5)

Represents $19 million in cost directly related to the Spin-Off and ($1) million in non-operating (income) expense adjustment which excludes net interest (income) for the three months ended March 31, 2019.

(6)

Represents the tax effect of pre-tax items excluded from Adjusted Net Income and the removal of discrete tax items, including the income tax impacts of the Tax Act. The tax effect of pre-tax items excluded from Adjusted Net Income is computed using the statutory rate related to the jurisdiction that was impacted by the adjustment after taking into account the impact of permanent differences and valuation allowances.

(7)

Pursuant to the Honeywell Reimbursement Agreement, we are responsible to indemnify Honeywell in amounts equal to 90% of payments, which include amounts billed, with respect to certain environmental claims, remediation and, to the extent arising after the Spin-Off, hazardous exposure or toxic tort claims, in each case including consequential damages in respect of specified properties contaminated through historical business operations, including the legal and other costs of defending and resolving such liabilities, less 90% of Honeywell’s net insurance receipts relating to such liabilities, and less 90% of the net proceeds received by Honeywell in connection with (i) affirmative claims relating to such liabilities, (ii) contributions by other parties relating to such liabilities and (iii) certain property sales; such payments will be subject to a cap of $140 million in respect of liabilities arising in any given year (exclusive of any late payment fees up to 5% per annum).

Table 6: RECONCILIATION OF NET INCOME (UNAUDITED) TO ADJUSTED EBITDA (NON-GAAP)

	Three Months Ended March 31,
	2019	2018
	(Dollars in millions)
Net income (GAAP)	$48	$45
Net interest expense	16	—
Tax expense	36	34
Depreciation and amortization	16	17

EBITDA (Non-GAAP)	116	96
Environmental expense (1)	—	53
Honeywell reimbursement agreement gain (2)	(14)	—
Estimated stand-alone costs (3)	—	3
Stock compensation expense (4)	7	4
Repositioning charges	—	5
Other (5)	18	—

Adjusted EBITDA excluding Honeywell reimbursement agreement payments (Non-GAAP)	127	161
Assumed cash payments related to Honeywell Reimbursement Agreement (6)	(35)	(35)

Adjusted EBITDA (Non-GAAP)	$92	$126

(1)	Represents historical environmental expenses as reported under 100% carryover basis.
(2)	Represents gain recorded, net of expenses related to the Honeywell Reimbursement Agreement.
(3)	Represents the difference between our estimate of Selling, general and administrative costs as a stand-alone company and historical allocated costs, which excludes corporate depreciation charges.
(4)	Stock compensation expense adjustment includes only non-cash expenses.
(5)

Represents $19 million in cost directly related to the Spin-Off and ($1) million in non-operating (income) expense adjustment which excludes net interest (income) for the three months ended March 31, 2019.

(6)

Pursuant to the Honeywell Reimbursement Agreement, we are responsible to indemnify Honeywell in amounts equal to 90% of payments, which include amounts billed, with respect to certain environmental claims, remediation and, to the extent arising after the Spin-Off, hazardous exposure or toxic tort claims, in each case including consequential damages in respect of specified properties contaminated through historical business operations, including the legal and other costs of defending and resolving such liabilities, less 90% of Honeywell’s net insurance receipts relating to such liabilities, and less 90% of the net proceeds received by Honeywell in connection with (i) affirmative claims relating to such liabilities, (ii) contributions by other parties relating to such liabilities and (iii) certain property sales; such payments will be subject to a cap of $140 million in respect of liabilities arising in any given year (exclusive of any late payment fees up to 5% per annum).

Table 7: RECONCILIATION OF SEGMENT ADJUSTED EBITDA (NON-GAAP) TO COMBINED INCOME FROM CONTINUING OPERATIONS BEFORE TAXES

	Three Months Ended March 31,
	2019	2018
	(Dollars in millions)
Products & Solutions Segment Adjusted EBITDA	$81	$117
Global Distributions Segment Adjusted EBITDA	46	41

Segment Adjusted EBITDA (1)	127	158
Environmental expense (2)	—	(53)
Honeywell reimbursement agreement gain (3)	14	—
Net interest expense	(16)	—
Depreciation and amortization	(16)	(17)
Stock compensation expense (4)	(7)	(4)
Repositioning charges	—	(5)
Other (5)	(18)	—

Income before taxes	$84	$79

(1)	Excludes $3 million of estimated stand-alone costs for the three months ended March 31, 2018, which is included in Adjusted EBITDA excluding Honeywell reimbursement agreement payments (Non-GAAP).
(2)	Represents historical environmental expenses as reported under 100% carryover basis.
(3)	Represents gain recorded net of expenses related to the Honeywell Reimbursement Agreement.
(4)	Stock compensation expense adjustment includes only non-cash expenses.
(5)

Represents $19 million in cost directly related to the Spin-Off and ($1) million in non-operating (income) expense adjustment which excludes net interest (income) for the three months ended March 31, 2019.

Table 8: RECONCILIATION OF CONSTANT CURRENCY REVENUE % CHANGE

Three Months Ended March 31, 2019
(Dollars in millions)
Products & Solutions revenue growth
Net Products & Solutions revenue growth (GAAP)	$28
% Change	5%
Exclude: Foreign currency translation	-3%
Constant currency growth (Non-GAAP)	8%
Global Distribution revenue growth
Net Global Distribution revenue growth (GAAP)	$23
% Change	4%
Exclude: Foreign currency translation	-2%
Constant currency growth (Non-GAAP)	6%
Total revenue growth
Total revenue growth (GAAP)	$51
% Change	4%
Exclude: Foreign currency translation	-3%
Constant currency growth (Non-GAAP)	7%

Forward-Looking Statements

This release contains “forward-looking statements.” All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, those described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended Dec. 31, 2018 filed with the Securities and Exchange Commission (“SEC”). You are cautioned not to place undue reliance on these forward-looking statements, such as guidance regarding 2019 and 2023 and our planned $50 million cost program, which speak only as of the date of this release. Forward looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements.

Non-GAAP Financial Measures

This release includes EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding Honeywell reimbursement agreement payments, Segment Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income excluding Honeywell reimbursement agreement payments, adjusted basic and diluted net income per share, constant currency growth, and other financial measures not compliant with generally accepted accounting principles in the United States (GAAP). The non-GAAP financial measures are adjusted for certain items above and may not be directly comparable to similar measures used by other companies in our industry, as other companies may define such measures differently. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends and provide useful additional information relating to our operations and financial condition. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Refer to the tables above in this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures. We believe EBITDA, Adjusted EBITDA excluding Honeywell reimbursement agreement payments, Segment Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income excluding Honeywell reimbursement agreement payments, adjusted basic and diluted net income per share, and constant currency growth are important indicators of operating performance. For reconciliations of these measures to the most directly comparable GAAP financial measures to the extent that they are available without unreasonable effort, please refer to the tables above in this release. They should be read in connection with our financial statements presented in accordance with GAAP.

A reconciliation of Adjusted EBITDA, Adjusted EBITDA excluding Honeywell reimbursement agreement payments, Segment Adjusted EBITDA to the corresponding GAAP measures is not available on a forward-looking basis without unreasonable efforts due to the impact and timing on future operating results arising from items excluded from these measures, particularly environmental expense, Honeywell reimbursement gain, non-operating (income) expense and stock compensation expense.